Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of The Allied Defense Group, Inc (“Allied”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned, John J. Marcello, as Chief Executive Officer and Acting Principal Financial Officer of Allied, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Allied.

/s/ John J. Marcello
John J. Marcello
Chief Executive Officer and President and Acting Principal Financial Officer * August 13, 2010
A signed original of this written statement required by Section 906 has been provided to The Allied Defense Group, Inc. and will be retained by The Allied Defense Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
*	Mr. Marcello is also acting as the Registrant’s Acting Principal Financial Officer as of the date of this filing.